Exhibit 1.1

NOVABAY PHARMACEUTICALS, INC.

            Common Shares

UNDERWRITING AGREEMENT

October         , 2007

UNDERWRITING AGREEMENT

October         , 2007

Dundee Securities Corporation

as “Managing Underwriter”

c/o Dundee Securities Corporation

1 Adelaide Street, 27th Floor

Toronto, Ontario M5C 2V9

Ladies and Gentlemen:

NovaBay Pharmaceuticals, Inc., a California corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of             Common Shares (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional             Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectuses (as defined below) which are referred to below. “Common Shares” shall mean shares of the Company’s common stock, par value $0.01 per share.

The Company understands that the Underwriters propose to make a public offering of the Shares in the United States and in the following provinces of Canada: British Columbia, Alberta, Manitoba and Ontario, either directly or through their respective U.S. or Canadian broker dealer affiliates, upon the terms set forth in the Prospectuses as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-140714) under the Securities Act, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the Company’s registration statement on Form S-1 (File No. 333-140714), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of the U.S. preliminary prospectus, dated         , 2007, relating to the Shares. Except where the context otherwise requires, “U.S. Preliminary Prospectus,” as used herein, means such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “U.S. Preliminary Final Prospectus,” as used herein, means the prospectus included in the Registration Statement at the time it became effective under the Securities Act.

Except where the context otherwise requires, “U.S. Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto. The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Securities Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the U.S. Preliminary Final Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

The Company has prepared and filed with the Ontario Securities Commission in the Province of Ontario (the “Reviewing Authority”) and with the securities regulatory authorities (the “Qualifying Authorities,” and together with the Reviewing Authority, the “Canadian Authorities”) in each of British Columbia, Alberta and Manitoba (together with Ontario, the “Qualifying Provinces”) a preliminary base PREP prospectus, an amended and restated preliminary base PREP prospectus, a second amended and restated preliminary base PREP prospectus, a third amended and restated preliminary base PREP prospectus, a fourth amended and restated preliminary base PREP prospectus and a fifth amended and restated preliminary base PREP prospectus, in each case relating to the Shares (each a “Preliminary PREP Prospectus” and collectively the “Preliminary PREP Prospectuses”) pursuant to National Policy 43-201 - Mutual Reliance Review System for Prospectuses and Annual Information Forms. The Company has also filed the Preliminary PREP Prospectuses with the Canadian Authorities pursuant to National Instrument 44-103 - Post-Receipt Pricing (the “PREP Procedures”). The Reviewing Authority has issued a preliminary Mutual Reliance Review System (“MRRS”) decision document for each Preliminary PREP Prospectus.

In addition, the Company (A) has prepared and filed with the Canadian Authorities, a final base PREP prospectus relating to the Shares (the “Final PREP Prospectus”) which omits the PREP Information (as hereinafter defined) in accordance with the PREP Procedures, and (B) will prepare and file, promptly after the execution and delivery of this

Agreement, with the Canadian Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus setting forth the PREP Information (the “Supplemented PREP Prospectus”). The information included in the Supplemented PREP Prospectus that is omitted from the Final PREP Prospectus and which is deemed under the PREP Procedures to be incorporated by reference in the Final PREP Prospectus as of the date of the Supplemented PREP Prospectus is referred to herein as the “PREP Information.”

The Preliminary PREP Prospectuses, collectively, are herein called the “Canadian Preliminary Prospectus”. The Final PREP Prospectus for which a final MRRS decision document has been received from the Reviewing Authority on behalf of itself and the other Canadian Authorities, including the PREP Information incorporated by reference therein, is herein referred to as the “Canadian Prospectus”, except that, if, after the execution of this Agreement, a Supplemented PREP Prospectus containing the PREP Information is thereafter filed with the Canadian Authorities, the term “Canadian Prospectus” shall refer to such Supplemented PREP Prospectus. Canadian securities laws (“Canadian Securities Laws”) means, collectively, the applicable securities laws of each of the Qualifying Provinces and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the Canadian Authorities, as applicable, and the securities legislation and policies of each other relevant jurisdiction, including without limitation the rules and policies of the Toronto Stock Exchange (the “TSX”). Any references in this Agreement to the Canadian Preliminary Prospectus or the Canadian Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

As used herein, “Preliminary Prospectuses” shall mean, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, “Preliminary Final Prospectuses” shall mean, collectively, the Final PREP Prospectus and the U.S. Preliminary Final Prospectus, and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

As used in this Agreement, “business day” shall mean a day on which either the American Stock Exchange (“AMEX”) or the TSX is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive. The terms “including” and “includes” as used in this Agreement mean “including without limitation” and “includes without limitation”, respectively.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement on Form 8-A (File No. 001-33678) (as amended, the “Exchange Act Registration Statement”) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at the purchase price per Share set forth in Schedule B hereto. The Company is advised by you that the Underwriters intend to (i) make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable, and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectuses. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. The Company previously paid a work fee to the Managing Underwriter in the amount of $10,000 in connection with the execution of the engagement letter related to this offering.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares and for market stabilization purposes, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by the Managing Underwriter on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the closing of the offering of the Firm Shares, by written notice to the Company. Each such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that, unless the Company consents otherwise, no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised with respect to such Additional Shares nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised with respect to such Additional Shares. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Managing Underwriter may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares and the Broker Warrants (as defined in Section 15) to the Underwriters, through the facilities of The Depository Trust Company for the respective accounts of the Underwriters (in the case of the Firm Shares). Such payment and delivery shall be made at 8:45 A.M., New York City time, on         , 2007 (unless another time shall be agreed to by the Managing Underwriter and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase”.

Electronic transfer of the Firm Shares and delivery of the Broker Warrants shall be made to the Managing Underwriter at the time of purchase in such names and in such denominations as the Managing Underwriter shall specify at least two business days before the time of purchase.

Payment of the purchase price for Additional Shares shall be made to the Company at any additional time of purchase in the same manner as the payment for the Firm Shares. Electronic transfer of the applicable Additional Shares shall be made to the Underwriters at the applicable additional time of purchase in such names and in such denominations as the Managing Underwriter shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Fasken Martineau DuMoulin LLP at Toronto Dominion Bank Tower, Suite 4200, 66 Wellington Street West, Toronto, Ontario, at the time of purchase or additional time of purchase, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Securities Act or, with respect to any Rule 462(b) Registration Statement to be filed, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the U.S. Preliminary Prospectus, the U.S. Preliminary Final Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the U.S. Preliminary Final Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such U.S. Preliminary Final Prospectus and the date such U.S. Preliminary Final Prospectus was filed with the Commission and ends at the time of purchase did or will the U.S. Preliminary Final Prospectus, as then amended or supplemented, together with the pricing terms included in Schedule B and any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the U.S. Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the U.S. Prospectus and the date the U.S. Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares did or will the U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Permitted Free Writing Prospectus includes, included or will include any information that conflicts with the information then contained in the Registration Statement; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the U.S. Preliminary Final Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the information furnished in writing by or on behalf of the Underwriters through you or your counsel to the Company expressly for use in the Registration Statement, the U.S. Preliminary Final Prospectus, the U.S. Prospectus or such Permitted Free Writing Prospectus (it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 10 hereof);

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act or Canadian Securities Law) or used any “prospectus” (within the meaning of the Securities Act or Canadian Securities Law) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses, the Preliminary Final Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the U.S. Preliminary Prospectus, the U.S. Preliminary Final Prospectus or the U.S. Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); each of the U.S. Preliminary Prospectus and the U.S. Preliminary Final Prospectus is a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; and the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d) the Company is eligible to use the PREP Procedures. A MRRS decision document has been obtained from the Reviewing Authority on behalf of itself and the other Canadian Authorities in respect of each Preliminary PREP Prospectus and no order ceasing or suspending the distribution of the Shares has been issued, is pending, or, to the knowledge of the Company, is contemplated, by the Reviewing Authority or any of the Qualifying Authorities and any request on the part of the Reviewing Authority, any of the Qualifying Authorities or the TSX for information has been complied with. At the time each Preliminary PREP Prospectus was filed with the Canadian Authorities and at all relevant times thereafter, each Preliminary PREP Prospectus complied in all material respects with Canadian Securities Laws; and each Preliminary PREP Prospectus and any amendment or supplement thereto constituted full, true and plain disclosure of all material facts relating to the Company and the Shares, and did not include an untrue statement of material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Canadian Prospectus conformed and will conform to the U.S. Prospectus except for such deletions therefrom and additions thereto as are permitted or required by applicable Canadian Securities Laws. A final MRRS decision document has been obtained from the Reviewing Authority on behalf of itself and the other Canadian Authorities in respect of the Final PREP Prospectus. At the time the Final PREP Prospectus was filed with the Canadian Authorities and at all times subsequent thereto up to and including the time of purchase (and if any Additional Shares are purchased, at each additional time of purchase), the Canadian Prospectus complied and will comply in all material respects with Canadian Securities Laws (including the PREP Procedures); and the Canadian Prospectus and any amendment or supplement thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and the Shares, and did not and will not include an untrue statement of material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from a Preliminary PREP Prospectus or the Canadian Prospectus or any supplement or amendment thereto in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in a Preliminary PREP Prospectus or the Canadian Prospectus or any supplement or amendment thereto;

(e) each Preliminary PREP Prospectus and the Canadian Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Canadian Authorities on SEDAR;

(f) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), excluding any subsequent issuances of Common Shares pursuant to the exercise of options under employee benefit plans referred to in the Preliminary Final Prospectuses and the Prospectuses, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), excluding any subsequent issuances of Common Shares pursuant to the exercise of options under employee benefit plans referred to in the Preliminary Final Prospectuses and the Prospectuses; all of the issued and outstanding shares, including the Common Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right. Except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, and the Permitted Free Writing Prospectuses, if any, and except as granted or issued under the incentive plans described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, and the Permitted Free Writing Prospectuses, if any, the Company does not have any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, and the Permitted Free Writing Prospectuses, if any, accurately and fairly presents the information required to be disclosed with respect to such plans, options and rights. Except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, there are no agreements, arrangements or understandings among or between any shareholder of the Company with respect to the Company or the voting or disposition of the Company’s shares that will survive the sale of the Shares pursuant to this Agreement; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the AMEX and have been conditionally approved for listing on the TSX subject only to compliance with minimum distribution requirements and the Company providing the TSX certain required routine documentation;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of California, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and the Broker Warrants and to issue, sell and deliver the Shares, the Broker Warrants and the Broker Shares (as defined in Section 15) underlying the Broker Warrants upon exercise thereof, as contemplated herein;

(h) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, condition, operations or prospects of the Company or (ii) prevent or materially interfere with consummation of the offering contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(i) there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted by the Company as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses;

(j) the Company has no subsidiaries (as defined under the Securities Act or under Canadian Securities Laws) other than the subsidiaries identified in Schedule C attached hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each Subsidiary is presently inactive and is not materially involved in the operations of the Company;

(k) the Shares to be sold by the Company, the Broker Warrants to be issued pursuant hereto, and the Broker Shares to be issued upon exercise thereof have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein or therein, will be duly and validly issued, and the Shares and the Broker Shares will be fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; and the Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or by-laws or any agreement or other instrument to which the Company is a party;

(l) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any; such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; and the certificates for the Shares and the Broker Warrants have been approved by the board of directors of the Company and comply with all applicable laws and the rules of the TSX and AMEX;

(m) all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement, the Broker Warrants and the transactions contemplated hereby, and this Agreement and the Broker Warrants have been duly authorized, executed and delivered by the Company;

(n) there are no contracts or documents which are required to be filed with the Canadian Authorities in connection with the offering of the Shares, which have not been so filed as required, other than the Supplemented PREP Prospectus; and there are no reports or information that in accordance with the requirements of Canadian Securities Laws must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required;

(o) the Company will, upon the filing of the Canadian Prospectus, become a reporting issuer under the securities laws of British Columbia, Alberta, Manitoba and Ontario (to the extent such Qualifying Provinces recognize the concept of reporting issuer) and will not at such time be on the list of defaulting reporting issuers maintained by the Canadian Authorities that maintain such a list;

(p) the Company will, upon completion of the offering of the Firm Shares, become a “SEC foreign issuer” for the purposes of Canadian Securities Law;

(q) Computershare Shareholder Services, Inc. at its Providence, Rhode Island office, is the duly appointed registrar and transfer agent of the Company with respect to the Common Shares in the United States, and Computershare Investor Services, Inc. at its Toronto, Ontario office is the duly appointed Canadian co-transfer agent and registrar of the Company with respect to the Common Shares in Canada;

(r) the Company is not (A) in violation of its charter or by-laws, (B) in breach or violation of or in default under, nor has any event occurred which, with notice, lapse of time or both, would result in any breach, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) in violation of any federal, state, provincial, local or foreign law, regulation or rule (other than the performance of provisions relating to indemnification, which may be limited under such laws, rules or regulations), (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the TSX and AMEX) (other than the performance of provisions relating to indemnification, which may be limited under such rules or regulations), or (E) in violation of any decree, judgment or order applicable to it or any of its properties; except with respect to (B), (C), (D) and (E) above, where such breach, violation or default, would not result in a Material Adverse Effect;

(s) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company pursuant hereto, the issuance of the Broker Warrants and the Broker Shares by the Company pursuant hereto, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter or by-laws of the Company, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, provincial, local or foreign law, regulation or rule (other than the performance of provisions relating to indemnification, which may be limited under such laws, rules or regulations), (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the TSX and AMEX) (other than the performance of provisions relating to indemnification, which may be limited under such rules or regulations), or (E) any decree, judgment or order applicable to the Company or any of its properties;

(t) no approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the TSX and AMEX), or approval of the shareholders of the Company, is required to be obtained or made by the Company in connection with the issuance and sale of the Shares to be sold by the Company pursuant hereto, the issuance of the Broker Warrants and the Broker Shares by the Company pursuant hereto, or the consummation of the transactions contemplated hereby, other than such as have been already obtained, the filing of the Supplemented PREP Prospectus with the Canadian Authorities, and those associated with (i) the registration of the Shares under the Securities Act and the Exchange Act, which has been effected (or, with respect to any Rule 462(b) Registration Statement to be filed hereunder, will be effected in accordance herewith), (ii) any necessary qualification or notification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) the by-laws or Conduct Rules of the NASD, or (iv) the listing of the Shares on the TSX and AMEX;

(u) except as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Common Shares or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act or under Canadian Securities Laws any Common Shares or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, (v) no person has any tag-along rights or other similar rights to have any securities included in the offering contemplated by this Agreement or sold in connection with the sale of Shares by the Company pursuant to this Agreement or otherwise, and (vi) no person has any right to require the Company to qualify the sale of any securities under the Canadian Prospectus or to require the Company to file any other prospectus with any of the Canadian Authorities;

(v) with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with United States generally accepted accounting principles in the financial statements (including the related notes) of the Company;

(w) the Company has all necessary registrations, licenses, certificates, authorizations, consents, permits and approvals including, without limitation, all such registrations, licenses, certificates, authorizations, consents, permits and approvals required by the U.S. Food and Drug Administration (“FDA”) or any other federal, provincial, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, or biohazardous substances or materials, and has made all filings required under any applicable law, regulation or rule, and has obtained all necessary registrations, licenses, certificates, authorizations, consents, permits and approvals from other persons, in order to conduct its businesses as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, except with respect to any of the foregoing where the lack of such registrations, licenses, certificates, authorizations, consents, permits and approvals or the failure to make filings does not and will not have a Material Adverse Effect; all such registrations, licenses, certificates, authorizations, consents, permits and approvals are valid and in full force and effect; the Company is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation, suspension or modification of, any such registration, license, certificate, authorization, consent, permit or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not aware, and has no reason to believe, that any party granting any such registrations, licenses, certificates, authorizations, consents, permits and approvals is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect. The Company has submitted to the FDA an Investigational New Drug Application for each clinical trial it is conducting or sponsoring where such application is required; all such submissions and any New Drug Application submission were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions except any deficiencies which have not, and would not, individually or in the aggregate, have a Material Adverse Effect;

(x) except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, there are no actions, suits, claims, investigations or proceedings underway or pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign court or governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the TSX and AMEX), except any such action, suit, claim, investigation or proceeding which, (i) is not required to be disclosed in the Preliminary Final Prospectuses or the Prospectuses and (ii) if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect;

(y) Davidson & Company LLP, whose report on the financial statements of the Company is included in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses, are independent registered public accountants as required by the Securities Act, the rules of the Public Company Accounting Oversight Board (United States), and Canadian Securities Laws. There has not been any disagreement (as defined in section 4.11 of National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and Davidson & Company LLP;

(z) the financial statements included in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, comply with all applicable accounting requirements under the Securities Act and Canadian Securities Laws and present fairly the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, provided however, that the information that is unaudited is subject to normally occurring year-end adjustments; the financial information included in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, is accurate, and fairly presents, and was prepared on a basis consistent with, the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectuses, if any, that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) that are required to be disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or the Permitted Free Writing Prospectuses, if any, but that are not described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or the Permitted Free Writing Prospectuses, if any, and all disclosures contained in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission or Canadian Securities Laws) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act and Canadian Securities Laws, to the extent applicable;

(aa) the minute books and corporate records of the Company are true and correct and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company;

(bb) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates” in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectuses, if any, accurately and fully describes in all material respects the accounting policies and estimates that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations;

(cc) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, there has not been, as of the date hereof, (i) any material adverse change or “material change” (as defined in Canadian Securities Laws), or any development involving a prospective “material change” or material adverse change, in the business, properties, management, condition or operations of the Company, (ii) any transaction entered into by the Company which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock (excluding any subsequent issuances of Common Shares pursuant to the exercise of options under employee benefit plans referred to in the Preliminary Final Prospectuses and the Prospectuses) or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on any class of or series of the capital stock of the Company;

(dd) the Company has obtained for the benefit of the Underwriters an executed lock-up agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, from each person or entity named in Exhibit A-1 hereto, including but not limited to a Lock-Up Agreement from each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act); if any additional persons shall become directors or officers (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company prior to the end of the period through and including the date that is 12 months after the closing of the offering of the Firm Shares, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Managing Underwriter a Lock-Up Agreement;

(ee) the Company is not, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares will it be, and, after giving effect to the offering and sale of the Shares, will it be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ff) the Company is not and, after giving effect to the offering and sale of the Shares, neither will it be a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “Public Utility Holding Company Act”);

(gg) except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, and the Permitted Free Writing Prospectuses, if any, the Company has good and marketable title to all property (real and personal) described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as being owned by the Company, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company is held thereby under valid, subsisting and enforceable leases; and the Company is not aware of any material claim that has been asserted by anyone adverse to the rights of the Company under any such lease, or affecting or questioning the rights of the Company to the continued possession of the leased premises under any such lease;

(hh) the Company owns or has obtained valid and enforceable licenses for, or other rights to use on reasonable terms, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by the Company or which are currently necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any (including the commercialization of products or services described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as under development) (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect; (i) there are no third parties who have established or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except as, and to the extent disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectus, if any; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no current, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no current, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company (the “Company Intellectual Property”) and to the Company’s knowledge, there is no current, pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property that is not owned by the Company, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no current, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as currently conducted or as proposed to be conducted as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any (including the commercialization of products or services described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as under development) infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and, to the Company’s knowledge, each other party to each material agreement pursuant to which Intellectual Property has been licensed by or to the Company has complied with the terms of each such agreement except for such noncompliance that would not have a Material Adverse

Effect, and all such agreements are in full force and effect; (vii) the Company has not received any notice of termination or cancellation under any such agreement, received any notice of breach or default under any such agreement, which breach has not been cured, and granted to any third party any rights, adverse or otherwise, under any such agreement that would constitute a material breach of such agreement; and neither the Company nor, to the Company’s knowledge, any other party to any such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under any such agreement; (viii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (ix) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or the Canadian Intellectual Property Office, as applicable;

(ii) the Company has filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all pending or issued patent applications owned by the Company (the “Company Patent Applications”) that are described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or the Permitted Free Writing Prospectuses, if any; to the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure, has disclosed all material facts, printed publications and patent references to the PTO, and has made no material misrepresentation in the Company Patent Applications filed by the Company with the PTO; to the knowledge of the Company, the Company has disclosed all material facts, printed publications and patent references to those patent offices so requiring and have made no material misrepresentation in the Company Patent Applications filed outside the United States; the Company has no knowledge of any information which would preclude the patentability, validity or enforceability of any patents and patent applications in the Company Intellectual Property; the Company has no knowledge of any information which would preclude the Company or, as applicable, its licensors from having clear title to the patents and patent applications in the Company Intellectual Property; and except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, all assignments for all patents and/or patent applications in the Company Intellectual Property have been properly executed and recorded for each named inventor except to the extent that the failure to execute and record an assignment would not have a Material Adverse Effect;

(jj) the Collaboration and License Agreement, dated August 29, 2006 (the “Alcon Agreement”), by and between the Company and Alcon Manufacturing, Ltd. (“Alcon”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company is in compliance with its obligations under the Alcon Agreement and, to the knowledge of the Company, Alcon is in compliance with its obligations under the Alcon Agreement, except for any such failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect; no event has occurred or exists that would adversely affect any rights of the Company under the Alcon Agreement, and the Company is not aware of any facts or circumstances that could be reasonably expected to give rise to any such right; and the Company has not received or provided any notice of any default, breach or non-compliance under the Alcon Agreement;

(kk) the License Agreement, dated June 11, 2007 (the “KCI Agreement”), by and between the Company and KCI International VOF GP (“KCI”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company is in compliance with its obligations under the KCI Agreement and, to the knowledge of the Company, KCI is in compliance with its obligations under the KCI Agreement, except for any such failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect; no event has occurred or exists that would adversely affect any rights of the Company under the KCI Agreement, and the Company is not aware of any facts or circumstances that could be reasonably expected to give rise to any such right; and the Company has not received or provided any notice of any default, breach or non-compliance under the KCI Agreement;

(ll) the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus or the results of which are referred to in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures and with all applicable laws, rules and regulations except where the failure to be in accordance would not have a Material Adverse Effect; the Company has operated and currently is in compliance in all material respects with all applicable rules and regulations of the FDA, the United States Department of Health and Human Services, the Centers for Medicare and Medicaid Services, the Canadian Therapeutic Products Directorate, Health Canada or any other provincial, federal, state, local or governmental body having authority over the Company’s activities (collectively, the “Regulatory Authorities”) except where the failure to be in compliance would not have a Material Adverse Effect; the descriptions of the clinical, pre-clinical and other studies and tests, and results thereof, conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated contained in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, or any Permitted Free Writing Prospectus fairly summarize such studies, tests and results and are accurate in all material respects; the Company is not aware of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration

Statement, the Preliminary Final Prospectuses, the Prospectuses, or any Permitted Free Writing Prospectus; except as disclosed in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical studies or tests that are described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus or the results of which are referred to in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus and the Company has not received any written notices or correspondences from others concerning the termination, suspension, material modification or clinical hold of any clinical, pre-clinical and other studies or tests conducted by others on the existing products of the Company or the product candidates described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect;

(mm) to the Company’s knowledge, there are no rulemaking or similar proceedings before the Regulatory Authorities, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(nn) the Company is not engaged in any unfair labor practice, within the meaning of applicable Canadian and United States labor laws; except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company before the United States National Labor Relations Board, the Canada Industrial Relations Board or the Ontario Labor Relations Board, as applicable, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company, and (C) no union representation dispute currently existing concerning the employees of the Company, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company, and (iii) there has been no violation of any federal, state, provincial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company;

(oo) the Company and its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, result in a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent compliance by the Company with, Environmental Laws; except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company (i) is not, to its knowledge, the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding and to the Company’s knowledge is not affected by any pending or threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order, or (v) has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(pp) all U.S., Canadian and foreign tax returns required to be filed by the Company have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(qq) there are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares;

(rr) no stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the creation, issuance, sale and delivery to the Underwriters of the Shares, the Broker Warrants and the Broker Shares or the authorization, execution, delivery and performance of this Agreement, the Broker Warrants or the resale of Shares by an Underwriter to U.S. residents;

(ss) the Company maintains insurance from insurers of recognized financial responsibility covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice (for similarly situated companies) to protect the Company and its businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; there are no claims by the Company under any such insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and the Company has not been denied any insurance coverage, which it has sought or for which it has applied in the last two years;

(tt) there are no contracts or documents which are required to be described in, or filed as an exhibit to, the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus which have not been so described and filed as required; each of the contracts or agreements material to the business of the Company has been accurately described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and any Permitted Free Writing Prospectus and is in good standing and in full force and effect; and the Company has not sent or received any communication regarding default under or termination of, or intent not to renew, any of the contracts or agreements referred to, described in or filed as an exhibit to the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus, and no such default, termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, by any other party to any such contract or agreement;

(uu) except as described in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses, the execution, delivery and performance of this Agreement, and the consummation of the offering contemplated hereby do not and will not constitute a change in control under or give rise to a right of termination, cancellation, severance or similar payments, or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company, under any material license, franchise, permit or other similar authorization held by the Company or under any agreement or arrangement between the Company and its directors, officers, employees or consultants (other than the acceleration of vesting of certain options as described in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses);

(vv) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness identified in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) to the Company’s knowledge, no fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company;

(ww) the Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act and Multilateral Investment 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known, on a timely basis, to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xx) the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder, as well as the rules and regulations of AMEX and the TSX;

(yy) except as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and any Permitted Free Writing Prospectuses, the Company is not party to and there are no related-party transactions or off-balance sheet transactions involving the Company;

(zz) each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) and all “forward-looking information” (as defined under Canadian Securities Laws) contained in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and any Permitted Free Writing Prospectuses, has been made or reaffirmed on a reasonable basis and in good faith;

(aaa) all statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, such data is consistent with the sources from which it is derived and the Company has obtained the written consent to the use of such data from such sources, to the extent required;

(bbb) the statements set forth in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses under the headings “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders”, “Material Canadian Federal Income Tax Considerations” and “Description of Capital Stock”, in the Canadian Preliminary Prospectus and the Canadian Prospectus under “Eligibility for Investment” and “Statutory Rights of Withdrawal and Rescission”, and in the Registration Statement under “Part II – Indemnification of Directors and Officers”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(ccc) the Company has not, nor to the Company’s knowledge, has any employee or agent of the Company made any payment of funds of the Company or received or retained any funds in violation of the Foreign Corrupt Practices Act of 1977, or any similar law, rule or regulation;

(ddd) the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(eee) the Company has not, is not nor, to the knowledge of the Company, was or is any director, officer, agent, employee or affiliate of the Company currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(fff) except as described in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses, the issuance and sale of the Shares to be sold by the Company and the issuance of the Broker Warrants as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any additional shares of capital stock of the Company, except pursuant to the Broker Warrants and except pursuant to the acceleration provisions of certain options as described in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses;

(ggg) except pursuant to this Agreement, or as described in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the offering contemplated hereby or by the Registration Statement and the Prospectuses;

(hhh) neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, nor will the Company or any of its directors, officers, affiliates or controlling persons take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable securities laws;

(iii) the registration rights agreement, by and among the Company and the Underwriters, relating to the registration of the Broker Shares (the “Registration Rights Agreement”), has been duly authorized by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(jjj) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD, and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Final Prospectuses and the Prospectuses or as disclosed in writing to the Underwriters or their counsel; and the Company is not a related or connected issuer of any of the Underwriters within the meaning of Canadian Securities Laws.

In addition, the officers’ certificate delivered to the Managing Underwriter, the Underwriters or counsel for the Underwriters pursuant to section 6(j) hereof shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required to qualify the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriters may designate in writing and to maintain such qualifications in effect so long as the Underwriters may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify the shares in any jurisdiction in which it would be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares, including in Canada); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters and counsel for the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the U.S. Preliminary Prospectuses, the U.S. Preliminary Final Prospectuses or the U.S. Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the

Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

(c) to furnish to the Underwriters and counsel for the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies (including commercial copies, if requested) of each Preliminary PREP Prospectus, the Final PREP Prospectus and the Supplemented PREP Prospectus, and each amendment or supplement thereto, in each case approved, signed and certified as required by Canadian Securities Laws, as the Underwriters may reasonably request without charge, and the Company hereby consents to the use of such copies for purposes permitted by applicable Canadian Securities Laws. The copies of each Preliminary PREP Prospectus (and each amendment thereto), the Final PREP Prospectus and the Supplemented PREP Prospectus, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Canadian Authorities pursuant to SEDAR. The Company will also deliver to the Managing Underwriter and counsel for the Underwriters copies of all correspondence with the Canadian Authorities relating to any proposed or requested exemptions from the requirements of applicable securities laws;

(d) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement or a Rule 462(b) Registration Statement to be filed with the Commission and become effective before the Shares may be sold or an amendment or supplement to the Canadian Prospectus be filed with the Reviewing Authority, the Company will use its best efforts to cause such post-effective amendment, such Registration Statement or such an amendment or supplement to the Canadian Prospectus to be filed and become effective, as applicable, and will pay any applicable fees in accordance with the Securities Act and Canadian Securities Laws, as applicable, as soon as possible; and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, (ii) if Rule 430A under the Securities Act is used, when the U.S. Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules) and (iii) when a MRRS decision document is issued by the Regulatory Authority, on its own behalf and on behalf of the other Canadian Authorities in respect of any amendment or supplement to the Canadian Prospectus, including the Supplemented PREP Prospectus;

(e) to promptly comply with the Securities Act and Canadian Securities Laws (including the PREP Procedures) so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the U.S. Prospectus and the Canadian Prospectus and to take such steps as it deems necessary to file the Supplemental PREP Prospectus with the Canadian Authorities promptly and in any event within two business days of the execution and delivery of this Agreement;

(f) to advise the Underwriters promptly, confirming such advice in writing, of any comment on, or request by the Commission or any Canadian Authority for amendments or supplements to, the Registration Statement, any Exchange Act Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, or the Prospectuses, as applicable, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or any Canadian Authorities or the TSX issue an order similarly affecting the status of any Canadian Prospectus or the Common Shares, including the distribution thereof or trading therein, to use its best efforts to obtain the lifting or removal of such order or similar request as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, any Exchange Act Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, or the Prospectuses; and to provide the Underwriters and Underwriters’ counsel with copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriters shall object in writing;

(g) to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act, or with the Canadian Authorities in order to comply with Canadian Securities Laws, for so long as a prospectus is required to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares; to provide the Underwriters, for their review and comment, with a draft copy of such reports, documents and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act or with any Canadian Authority pursuant to Canadian Securities Laws, during such period in which a prospectus is required to be delivered, a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Underwriters shall have reasonably objected in writing; and to promptly notify the Underwriters of such filing;

(h) to advise the Underwriters promptly of the happening of any event within the period during which (i) a prospectus is required by the Securities Act or Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares or (ii) prior to the completion of the distribution of the Shares (for the purposes of Canadian Securities Laws), which event could require the making of any change in the Prospectuses then being used so that the Prospectuses would not include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectuses to cause the Prospectuses to comply with the requirements of the Securities Act and Canadian Securities Laws, as applicable; a reasonable amount of time prior to any proposed filing, to provide the Underwriters, for their review and comment, with a draft copy of such amendments or supplements to such Prospectuses; and, in each case, during such time, subject to Section 5 hereof, to prepare and promptly furnish, at the Company’s expense, to the Underwriters as many copies (including commercial copies, if requested) of such amendments or supplements to such Prospectuses as may be necessary to reflect any such change or to effect such compliance, in each case approved, signed and certified as required by Canadian Securities Laws, if applicable, as the Underwriters may request without charge; the Company hereby consents to the use of such copies for purposes permitted by applicable Canadian Securities Laws. The copies of each such amendment or supplement to such Prospectuses will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), or with the Canadian Authorities pursuant to SEDAR, as applicable;

(i) to make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the time of purchase, as soon as is reasonably practicable after the termination of such twelve-month period; provided that the obligation to deliver such earnings statement to the Underwriters may be satisfied by the Company filing such document with the Commission on EDGAR;

(j) to furnish one copy for each Managing Underwriter and two copies for Underwriters’ counsel of the Registration Statement, as initially filed with the Commission, and all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to the Underwriters as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(l) to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Preliminary Final Prospectuses and the Prospectuses and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Prospectuses, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the performance of the Company’s obligations with respect to the issuance of the Broker Warrants and the Broker Shares issuable upon the exercise of the Broker Warrants; (iv) the producing, word processing and/or printing of this Agreement, any agreement among the Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters, their counsel and (except closing documents) to dealers (including costs of mailing and shipment), (v) the filing fees for qualification of the Shares for offering and sale under state, provincial or foreign laws and the determination of their eligibility for investment under state, provincial or foreign law and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) any listing of the Shares and the Broker Shares on any securities exchange or qualification of the Shares and the Broker Shares for quotation on the TSX and AMEX, and any registration thereof under the Exchange Act, (vii) any filing fees for review of the public offering of the Shares by the NASD (viii) the fees and disbursements of any transfer agents or registrars for the Shares, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the Company’s proportionate cost (based on number of persons traveling) of the cost of any aircraft chartered with the Company’s prior consent in connection with the road show, (x) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of DTC and/or CDS, as applicable (xi) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xii) the legal fees of counsel to the Underwriters, provided that such amount shall not exceed US$150,000 and (xiii) the performance of the Company’s other obligations hereunder;

(n) to comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act;

(o) beginning on the date hereof and ending on, and including, the date that is 180 days after the closing of the offering of the Firm Shares (the “Lock-Up Period”), without the prior written consent (which consent shall not be unreasonably withheld) of the Managing Underwriter, not to, directly or indirectly, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Shares, or any securities convertible into or exchangeable or exercisable for Common Shares, (ii) file or cause to become effective a registration statement under the Securities Act or prospectus under Canadian Securities Laws relating to the offer and sale of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, (iii) enter into any swap, “equity monetization” transaction, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares whether any such transaction is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of the Common Shares upon the exercise of any rights, options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Preliminary Final Prospectuses and the Prospectuses, (C) the issuance of Common Shares and securities convertible or exchangeable for Common Shares (which may not be resold by the optionee or securityholder during the Lock-Up Period) pursuant to employee or executive compensation arrangements or incentive or benefit plans described in the Registration Statement (excluding the exhibits thereto), the Preliminary Final Prospectuses and the Prospectuses and (D) the filing of a Registration Statement on Form S-8; provided, however, that if (a) during the last seventeen (17) calendar days of the Lock-Up Period, the Company issues an earnings release, discloses material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the eighteen (18) calendar day period commencing on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event;

(p) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without the Managing Underwriter’ prior consent;

(q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any of the Shares by means of any “prospectus” (within the meaning of the Securities Act or Canadian Securities Laws), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case, other than the Prospectuses and the Permitted Free Writing Prospectuses;

(r) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable securities laws;

(s) to use its best efforts to cause the Shares and the Broker Shares to be listed on the TSX and AMEX, and to maintain the listing of the Common Shares, including the Shares and the Broker Shares, on the TSX and AMEX (or another comparable or senior securities exchange), in each case for a period of not less than two years; and

(t) to maintain a U.S. and Canadian transfer agent and a registrar for the Common Shares.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered as contemplated by this Agreement for any reason other than the termination of this Agreement pursuant to the fourth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective material obligations hereunder, the Company shall reimburse the Underwriters for the actual accountable out-of-pocket expenses set forth in Section 4(m)(xii). The parties hereto agree that the provisions of this Section 5 shall supersede any and all prior understandings and agreements pertaining to the reimbursement of the Underwriters’ expenses relating to the offering of the Shares contemplated by this Agreement if such offering is not completed.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at each additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters due diligence investigations after the date hereof shall not have revealed any misrepresentation or any material adverse information or fact that is not currently generally disclosed to the public and which would, in the opinion of the Underwriters, acting reasonably, adversely affect the marketability or market price of the investment quality of the Shares or prevent the Underwriters from being able to responsibly execute any certificate required to be executed by them in connection with a prospectus under applicable securities laws;

(b) The Company shall furnish to the Underwriters at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Dorsey & Whitney LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or each additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Managing Underwriter, in the form set forth in Exhibit B hereto.

(c) The Company shall furnish to the Underwriters at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, addressed to the Underwriters, and dated the time of purchase or each additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Managing Underwriter, in the form set forth in Exhibit C hereto; in connection with such opinion, such Canadian counsel to the Company may rely with respect to matters governed by the laws of the Province of Manitoba, on an opinion of local counsel to the Company.

(d) The Underwriters shall have received from Davidson & Company LLP, independent chartered accountants for the Company, comfort letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, each additional time of purchase, and addressed to the Underwriters and their respective U.S. or Canadian affiliates (with executed copies for each of the Underwriters) in form and substance satisfactory to the Managing Underwriter, which comfort letters shall include, without limitation, statements and information of the type ordinarily included in accountants’ “comfort letters” to U.S. and Canadian underwriters with respect to the various financial disclosures contained in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any.

(e) The Underwriters shall have received at the time of purchase and, if applicable, at each additional time of purchase, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Managing Underwriter.

(f) The Underwriters shall have received at the time of purchase and, if applicable, at each additional time of purchase, the favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, dated the time of purchase or each additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Managing Underwriter relating to the distribution of Shares in the Qualifying Provinces; in connection with such opinion, such Canadian counsel for the Underwriters may rely with respect to matters governed by the laws of the Province of Manitoba, on an opinion of local counsel to the Company.

(g) No Preliminary Prospectus, Preliminary Final Prospectus, Prospectus or amendment or supplement to the foregoing or to the Registration Statement shall have been filed after the date hereof to which the Underwriters shall have reasonably objected in writing.

(h) The Registration Statement, the Exchange Act Registration Statement and any Rule 462(b) Registration Statement required to be filed, prior to the sale of the Shares, shall have been filed and shall have become effective under the Securities Act. The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act). The Final PREP Prospectus has been filed with the Canadian Authorities and a MRRS decision document has been issued by the Reviewing Authority on behalf of itself and each other Canadian Authority relating to the Final PREP Prospectus and the Supplemented PREP Prospectus containing the PREP Information has been filed with the Canadian Authorities in accordance with the PREP Procedures and a MRRS decision document has been obtained therefor.

(i) Prior to and at the time of purchase, and, if applicable, each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act and no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Final Prospectuses, the Prospectuses or the Permitted Free Writing Prospectuses, if any, as amended or supplemented, shall include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, as amended or supplemented, shall not include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (v) none of the Permitted Free Writing Prospectuses, if any, (when considered together with the Preliminary Final Prospectuses) shall include an untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (vi) all representations and warranties of the Company contained herein that are qualified by a reference to a Material Adverse Effect or materiality or words of similar import shall be true and correct in all respects as if made at the time of purchase, or, the additional time of purchase, as applicable, (vii) all representations and warranties of the Company contained herein that are not qualified by a reference to a Material Adverse Effect or materiality or words of similar import shall be true and correct in all material respects, as if made at the time of purchase, or, the additional time of purchase, as applicable, (viii) the Company shall have complied in all material respects with all agreements and covenants and satisfied all conditions contained herein on its part to be performed or satisfied at or prior to the time of purchase, or, the additional time of purchase, as applicable, and (ix) subsequent to the respective dates as of which information is given in the Prospectuses, up to and including the time of purchase, or, the additional time of purchase, as applicable, the Company shall not have sustained a Material Adverse Effect.

(j) The Company will, at the time of purchase and, if applicable, at each additional time of purchase, deliver to the Underwriters a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or each additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(k) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(dd) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and each additional time of purchase, as the case may be.

(l) The Company shall have furnished to the Underwriters such other documents, certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, as of the time of purchase and, if applicable, the additional time of purchase, as the Underwriters may reasonably request.

(m) The Shares shall have been conditionally approved for listing or quotation on the TSX and AMEX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase and the satisfaction of standard listing conditions.

(n) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o) All requests on the part of the Commission and the Canadian Authorities for additional information have been complied with.

(p) The Registration Rights Agreement shall have been duly executed and delivered.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled under this Agreement, this Agreement may be terminated by the Managing Underwriter by written notice to the Company at any time at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Managing Underwriter by notice to the Company, if (1) since the time of execution of this Agreement, there has been any change or any development involving a prospective change in the business, properties, management, condition or operations of the Company, the effect of which change or development is, in the sole judgment of the Managing Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have developed, occurred or come into effect or existence: (A) a suspension or material limitation in trading in securities generally on the TSX or AMEX; (B) a suspension or limitation in trading in the Company’s securities by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; (C) a general moratorium on commercial banking activities declared by U.S. federal, Canadian provincial or federal, or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or a declaration by the United States or Canada of a national emergency or war; or (E) any other national or international calamity or crisis or any change in the financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Managing Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Final Prospectuses, the Prospectuses and the Permitted Free Writing Prospectuses, if any.

If the Managing Underwriter elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the purchase of the Shares by the Underwriters, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such purchase is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof, which shall survive and remain in full force and effect, including following any termination of this Agreement), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Underwriters may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

If a new Underwriter or Underwriters are substituted by the Underwriters or the Company for a defaulting Underwriter or Underwriters, or if non-defaulting Underwriters are to purchase the Shares of a defaulting Underwriter or Underwriters, in accordance with the foregoing provision, the Company or the Underwriters shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or in any other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, and each of their respective partners, directors, officers, employees, advisors and affiliates and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectuses, the Preliminary Final Prospectuses and the Prospectuses (including and amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information furnished in writing by or on behalf of such Underwriter through the Managing Underwriter or its counsel to the Company expressly for use in, the Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus (it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 10 hereof) or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, Preliminary Prospectuses, Preliminary Final Prospectuses, Prospectuses or any Permitted Free Writing Prospectus or was necessary to make such information, in light of the circumstances under which they are made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, Canadian Securities Laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the information furnished in writing by or on behalf of such Underwriter through the Managing Underwriter or its counsel to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Prospectuses or any Permitted Free Writing Prospectus (it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 10 hereof), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement, Preliminary Prospectuses, Preliminary Final Prospectuses, Prospectuses or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement, Preliminary Prospectuses, Preliminary Final Prospectuses, Prospectuses or any Permitted Free Writing Prospectus or was necessary to make such information, in light of the circumstances under which they are made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to (and with respect to which counsel employed by the indemnifying party cannot or refuses to effectively pursue due to such counsel’s defense of the indemnifying party), or in conflict with, those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless (to the extent that the indemnified party is entitled to indemnification pursuant to sections 9(a) or 9(b) above) the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable (to the extent that the indemnified party is entitled to indemnification pursuant to sections 9(a) or 9(b) above) for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the

Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions (including the legal fees reimbursed pursuant to Section 4(m)(xii) of this Agreement) received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(e) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectuses or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in (i) the first paragraph in the section titled “Commissions and Expenses,” and (ii) the section titled “Stabilization, Short Positions and Penalty Bids,” each under the caption “Underwriting” in the Prospectuses, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dundee Securities Corporation, 1 Adelaide Street, 27th Floor, Toronto, Ontario, M5C 2V9, Attention: Mr. Jolyon Burton and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5980 Horton Street, Suite 550, Emeryville, CA, 94608, Attention: Mr. Ramin Najafi.

12. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

13. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14. Submission to Jurisdiction; Appointment of Agent for Service.

(a) By the execution and delivery of this Agreement, each Underwriter and the Company (i) submits to the non-exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York (each a “New York Court”) for the purpose of any suit, action, counterclaim or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectuses (each, a “Legal Action”), (ii) agrees that all claims in respect of any Legal Action may be heard and determined in any New York Court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any New York Court or from any legal process therein, and (iv) waives, to the fullest extent permitted by law, any claim that such Legal Action is brought in an inconvenient forum. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) each waive all right to trial by jury in any Legal Action (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

(b) The Company and each Underwriter agree that a non-appealable judgment in any such Legal Action brought in any such court shall be conclusive and binding upon the Company and the Underwriters, as applicable, and may be enforced in any other court, the jurisdiction of which the Company and the Underwriters are or may be subject to, by suit upon such judgment.

(c) The Company hereby irrevocably appoints FMD Service (Ontario) Inc., with offices at Toronto Dominion Tower, Toronto-Dominion Centre, 66 Wellington Street West, Suite 4200, Toronto, Ontario, M5K 1N6, as its agent for service in Ontario of process in any Legal Action described in the preceding paragraph and agrees that service of process in any such Legal Action may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15. Underwriters’ Compensation. As compensation for the services rendered to the Company by the Underwriters in respect of this offering, the Company will (i) pay to the Underwriters a commission for Shares sold to the Underwriters under this Agreement, as set forth in Schedule B hereto, payable at the time of purchase, or additional time of purchase, as applicable, which may be netted against payment from the Underwriters to the Company for the Shares; and (ii) issue to the Underwriters broker warrants (the “Broker Warrants”) entitling the Underwriters to purchase Common Shares equal to 7% of the Firm Shares (the “Broker Shares”) at an exercise price equal to the purchase price per Share set forth in Schedule B hereto, expiring thirty-six (36) months from the time of purchase, or additional time of purchase, as applicable.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, and to the extent provided in Section 9, hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. Any affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in Canada pursuant to the Canadian Prospectus and offers and sells the Shares in any of the Qualifying Provinces or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 3, the covenants of the Company contained in Section 4, the indemnification and contribution obligations of the Company contained in Section 9 and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in the officers’ certificate delivered pursuant to section 6(j) herein shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates, any person controlling any Underwriter, their respective officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties and delivery of each of the counterparts may be effected by means of a telecopied or other similar electronic transmission.

20. Construction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

21. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

22. Time. Time shall be of the essence in this Agreement.

23. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

NOVABAY PHARMACEUTICALS, INC.

BY:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

DUNDEE SECURITIES CORPORATION

By:
Name: Title:

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares
Dundee Securities Corporation
Desjardins Securities Inc.
Blackmont Capital Inc.
Dawson James Securities, Inc.

Total

SCHEDULE B

Pricing Terms included in Disclosure Package

Number of Firm Shares Offered:

Number of Additional Shares Offered:

Public Offering Price per Share (for Shares offered and sold in Canada):

Public Offering Price per Share (for Shares offered and sold outside Canada):

Commission on Shares sold to investors identified by the Underwriters:

Underwriting Commission per Share (for Shares offered and sold in Canada):

Underwriting Commission per Share (for Shares offered and sold outside Canada):

Commission on Shares sold to investors identified by the Company:

Underwriting Commission per Share (for Shares offered and sold in Canada):

Underwriting Commission per Share (for Shares offered and sold outside Canada):

Date of Delivery of Shares:

Permitted Free Writing Prospectuses

None.

SCHEDULE C

Subsidiary Name	Jurisdiction of Incorporation

NovaBay Pharmaceuticals Canada, Inc.	British Columbia

DermaBay, Inc.	California

EXHIBIT A

Form of Lock-Up Agreement

September         , 2007

Dundee Securities Corporation

Desjardins Securities Inc.

Blackmont Capital Inc.

Dawson James Securities, Inc.

c/o Dundee Securities Corporation

1 Adelaide Street, 27th Floor

Toronto, Ontario M5C 2V9

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by NovaBay Pharmaceuticals, Inc., a California corporation (the “Company”), and each of you (collectively, the “Underwriters”), with respect to the public offering (the “Offering”) of shares of common stock, par value $0.01 per share, of the Company (“Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period beginning on the date hereof and ending on the date which is 12 months [for Ron: “24 months”] after the closing of the Offering (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Dundee Securities Corporation (the “Lead Underwriter”), directly or indirectly, (i) sell, offer, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any Securities (as defined below), (ii) enter into any swap, equity monetization transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such transaction is to be settled by delivery of Securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). For purposes of this Lock-Up Agreement, “Securities” shall mean any Common Shares (or any securities convertible into or exchangeable or exercisable for Common Shares) held by the undersigned immediately prior to the time at which the registration statement for the Offering is declared effective by the U.S. Securities and Exchange Commission (the “Commission”).

In addition, the undersigned hereby waives, any rights the undersigned may have to require registration of any Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares) in connection with the filing of a registration statement or prospectus with respect to the Offering. The undersigned further agrees that, during the Lock-Up

Period, the undersigned will not, without the prior written consent of the Lead Underwriter, make any demand for, or exercise any right with respect to, the registration or qualification for distribution of any Securities with the Commission or under the Canadian Securities Laws.

The restrictions set forth in the foregoing paragraphs shall not apply to: (a)(i) 50% of the Securities after 6 months following the closing of the Offering and (ii) an additional 25% of the Securities after 9 months following the closing of the Offering (each such period, a “Restricted Period”), [for Ron: “(i) 15% of the Securities after 6 months following the closing of the Offering, (ii) an additional 25% of the Securities after 12 months following the closing of the Offering and (iii) an additional 30% of the Securities after 18 months following the closing of the Offering” (each such period, a “Restricted Period”)], (b) the registration of the offer and sale of Common Shares as contemplated by the Underwriting Agreement and the sale of the Common Shares to the Underwriters in the Offering, (c) transfers of Securities (i) as bona fide gifts or by will or intestacy or (ii) to any trust, the sole beneficiaries of which are the undersigned and/or the Immediate Family of the undersigned, (d) distributions of Securities to limited partners, limited liability company members or stockholders of the undersigned, (e) distributions of Securities by a trust to its beneficiaries, or (f) any of the Securities after the undersigned (or the undersigned’s affiliate) ceases to be a director or officer of the Company [for Ron: 50% of the Securities subject to the lock-up restrictions at such time as the undersigned (or the undersigned’s affiliate) ceases to be a director and officer of the Company (for the remainder of the “Lock-Up Period” the percentages and Restricted Periods set forth in clause (a) above shall apply to the number of Securities remaining subject to the lock-up immediately after the release of the 50% of Securities)]; provided that, in the case of clauses (c), (d) and (e), each recipient of the Securities pursuant to clauses (c)(i), (d) and (e), and the trust in the case of clause (c)(ii), agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; and provided further that the undersigned may designate any portion of the Securities transferred or distributed pursuant to clauses (c), (d) or (e) as the Securities to be unrestricted pursuant to clauses (a)(i) or (a)(ii) [for Ron: “(a)(i), (a)(ii) or (a)(iii)”]. For purposes of this paragraph, “Immediate Family” shall mean the undersigned, the undersigned’s spouse, and any lineal descendent, father, mother, brother or sister of the undersigned, including persons having such relationships by blood, marriage or adoption.

Notwithstanding the above, if (a) during the last seventeen (17) calendar days of the Lock-Up Period or a Restricted Period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period or a Restricted Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period or a Restricted Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the eighteen (18) calendar day period commencing on the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agents and registrars against the transfer of the Securities, except in compliance with the foregoing restrictions.

The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained herein in carrying out the Offering and in entering into the Underwriting Agreement. The undersigned further understands that this Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon reasonable request, the undersigned will execute any additional documents necessary or desirable for the enforcement hereof.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission and the prospectus filed in Canada with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated in accordance with its terms prior to the “time of purchase” (as defined in the Underwriting Agreement) or the closing of the Offering, this Lock-Up Agreement shall immediately terminate and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

List of Parties to Execute Lock-Up Agreements

Name	Position

Ramin Najafi, Ph.D	Chairman, Chief Executive Officer and President

John O’Reilly	Senior Vice President, Corporate Development, Chief Financial Officer, Treasurer and Director

Behzad Khosrovi, Ph.D	Vice President, Research and Development

Colin Scott, MB, Ch.B	Vice President, Clinical Research and Development

Charles J. Cashion	Director

Anthony Dailey, D.D.S.	Director

Paul E. Freiman	Director

T. Alex McPherson, M.D., Ph.D	Director

Robert R. Tufts	Director

Tony Wicks	Director

A-1-1

EXHIBIT B

Form of Opinion of Dorsey & Whitney LLP

B-1

EXHIBIT C

Form of Opinion of Fasken Martineau DuMoulin LLP

C-1

EXHIBIT D

Officers’ Certificate

Each of the undersigned, Ramin Najafi, Ph.D, Chairman, President and Chief Executive Officer of NovaBay Pharmaceuticals, Inc., a California corporation (the “Company”), and John O’Reilly, Senior Vice President, Corporate Development, Chief Financial Officer, Treasurer and Director of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(j) of that certain Underwriting Agreement dated         , 2007 (the “Underwriting Agreement”) among the Company and, on behalf of the several Underwriters named therein, Dundee Securities Corporation and Desjardins Securities Inc., that as of         , 2007:

1.	He has reviewed the Registration Statement, the Preliminary Prospectuses, the Preliminary Final Prospectuses, the Canadian Prospectus, the U.S. Prospectus and each Permitted Free Writing Prospectus, if any;

2.	All representations and warranties of the Company in the Underwriting Agreement that are qualified by a reference to a Material Adverse Effect or materiality or words of similar import are true and correct in all respects, as if made on and as of the date hereof

3.	All representations and warranties of the Company in the Underwriting Agreement that are not qualified by a reference to a Material Adverse Effect or materiality or words of similar import are true and correct in all material respects, as if made on and as of the date hereof;

4.	The Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in the Underwriting Agreement on its part to be performed or satisfied at or prior to the date hereof;

5.	Subsequent to the respective dates as of which information is given in the Prospectuses, up to and including the date hereof, the Company has not sustained a Material Adverse Effect; and

6.	The conditions set forth in Sections 6(h), 6(i) and 6(o) of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this         day of         , 2007.

Name:	John O’Reilly	Name:	Ramin Najafi, Ph.D
Title:	Senior Vice President, Corporate Development, Chief Financial Officer and Treasurer	Title:	Chairman, President and Chief Executive Officer

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